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Exhibit (a)(7)

Option Exchange Offer

Summary of the Offer

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  All current U.S. employees are being offered the opportunity to exchange their outstanding stock options under SimpleTech's 2000 Stock Incentive Plan (the "Plan") for the right to receive new stock options

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  The new options will be granted under the Plan on or promptly after the first trading day which is at least 6 months and 1 day after the close of this offer

The Purpose of this Presentation

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  To Explain the Terms and Conditions of this Offer:

    –Inform you of the risks involved

    –Discuss the potential benefits

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  To Explain the Procedure for Tendering Options:

    –Tendering your options is a simple procedure

    –You must complete a form listing the options you want to tender

Which Options Can You Tender?

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  Any outstanding options, whether vested or unvested, regardless of exercise price

    –Exercised options are no longer "outstanding" so they can't be exchanged

    –You may choose to tender one or more of your outstanding options and retain the rest

    –Must tender each selected option in its entirety

    –Also, if you tender any of your options, you must tender all REQUIRED options

What are "Required Options"?

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  Any options granted to you on or after May 21, 2001

    –So if you tender ANY of your outstanding options

    –Then you MUST tender all "required options"

What are potential benefits of the offer?

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  You may tender any of your outstanding options, whether vested or unvested, in exchange for a new option granted at least 6 months and one day after the close of this offer

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  The new option will have an exercise price equal to the market price of SimpleTech common stock on the grant date

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  The exercise price of the new option may be lower than the exercise price in effect for your tendered option. However, it is also possible that the exercise price of the new option may be higher than the exercise price in effect for your tendered option

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  No one can provide any assurance as to what the exercise price will be for the new options to be granted in exchange for your tendered options

How many new option shares will I receive in exchange for my tendered option shares?

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  Your new option will be for same number of shares as your tendered option

    –1:1 Exchange

    –Subject to adjustment for any stock split or stock dividend prior to grant of new option

What are the differences between tendered and new options?

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  Terms of new options are substantially the same as your tendered options except

    –New 3 year vesting schedule

    –New Exercise price

    –New 10 year term

When will my new options vest?

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  Each new option will vest and become exercisable in 3 annual installments measured from the grant date of the new option

    –You will vest 1/3 of your option shares upon your completion of each year of employment with the company over the three-year period measured from the grant date of the new option

What will the exercise price of the new options be?

    The exercise price, per share, of the new option will be equal to the last reported sale price of SimpleTech stock on the date the new options are granted.

    Accordingly, we can't predict the exercise price of the new options.

    The new options will not be granted until or promptly after the first trading day which is at least 6 months and 1 day after the cancellation of the tendered options. As a result, the new options may have a higher exercise price than your tendered options.

Is there any reason to tender an option with an exercise price below the current market price of SimpleTech common stock?

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  An "in-the-money" option, to the extent vested, has the potential to provide an immediate gain through a same day exercise and sale of the vested shares subject to that option

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  However, such option vests over a five-year period measured from the grant date and and can only be exercised to the extent vested

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  New option will have a three-year vesting schedule which may result in faster vesting for the shares subject to that option

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  New option may have an exercise price higher than in effect for your current option and will be of no value unless the market price of SimpleTech common stock exceeds that new exercise price on your first vesting date

Why can't I receive my new options immediately after the close of the offer?

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  If we grant any new options to employees participating in this offer on a date prior to 6 months and 1 day from the close of the offer, then those options would be have a negative impact on SimpleTech's reported earnings

What if I terminate employment before the new option grant date?

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  You will not receive new options or any other payment or consideration for your cancelled options

What if I terminate after tendering my options but before the close of this offer?

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  Your tendered options will be automatically withdrawn from the offer and returned to you

    –you may exercise those returned options, to the extent vested, during the limited exercise period of 90 days following your termination date

    –you will not receive any new options

What if I terminate after the grant of new options?

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  You will only be able to exercise your new options to the extent vested on your termination date (based on the new 3 year vesting schedule)

    –As described in your option agreement, you will only have a limited time period following termination to exercise for vested shares

    –After that period expires, you will have no further right to purchase any shares under your options

What if SimpleTech is acquired?

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  3 possible scenarios:

    –If acquired prior to close of this offer: the tendered options would be returned and may be exercised prior to the acquisition, to the extent they are vested at that time

    –If acquired after grant of new options: new options accelerate and vest in full unless assumed or replaced with cash incentive program

    –If acquired after close but before grant of new options: result depends on type of a acquisition

Implications of SimpleTech Acquisition after close of offer but before grant of new options

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  If SimpleTech is merged into the acquiring company, that company would assume SimpleTech's obligation to make new grants, and the new grants would be for shares of the acquiring company's common stock with an exercise price equal to the market price of those shares on the grant date, subject to the conversion ratio

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  If SimpleTech becomes a subsidiary of the acquiring company, there can be no assurance that you would receive options for the acquiring company's common stock

Tax consequences of the offer

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  No tax upon tender of options

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  No tax upon grant of new options

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  If Incentive Stock Options ("ISO's") are tendered, new options will be ISO's to the extent legally permissible

    –However, there is a $100,000 limit on the initial exercisability of ISOs per calendar year

    –Accordingly, a portion of the new option may not be an ISO, and the optionee would be subject to immediate taxation when that portion is exercised.

How do I tender my options?

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  Turn in all required documents to Carl Swartz

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  Before 9:01 pm December 19, 2001

What documents are required?

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  A complete, signed letter of transmittal

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  On the letter you must specify which options you are tendering (which must include all "Required Options")

Could the deadline by extended?

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  The offer expires at 9:01 pm, December 19, 2001

    –We do not intend to extend the deadline

    –But, it is within SimpleTech's discretion to extend the offer

    –If the deadline is extended, this will be announced on or before December 20, 2001

What if I change my mind?

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  You may withdraw your tendered options any time before 9:01 pm on December 19, 2001

    –If we extend the offer, you may withdraw your tendered offer until the new deadline

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  Withdrawn options may be tendered again at any time before 9:01 pm on December 19, 2001 or any new deadline that may be in effect if the offer is extended

Do I have to participate in this offer?

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  No. It is an entirely voluntary program

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  If you choose not to tender any options, you will continue to vest in your existing options, according to the terms specified in your Option Agreement

Recommendations

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  Neither the SimpleTech board of directors nor its management will make any recommendations as to whether you should tender any of your options

Questions

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  Before you tender your options, you should carefully review the information provided to you in the tender offer documents

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  If you have additional questions, please contact Carl Swartz

QuickLinks

Option Exchange Offer